 United states

 SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                        Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07         Submission of Matters to a Vote of Security Holders;

On November 18, 2014, Ethan Allen Interiors Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on and approved by the Company’s Stockholders:

Proposal 1: Election of Board of Directors. The following individuals were duly elected to serve for terms expiring in 2016:

Name of Director	For	Withheld	Broker Non-Vote
M. Farooq Kathwari	26,126,474	659,997	1,053,485
James B. Carlson	26,587,397	199,074	1,053,485
Clinton A. Clark	26,005,474	780,997	1,053,485
John J. Dooner, Jr.	26,317,948	468,523	1,053,485
Kristin Gamble	26,004,803	781,668	1,053,485
James W. Schmotter	26,368,535	417,936	1,053,485
Frank G. Wisner	26,287,600	498,871	1,053,485

Proposal 2: Shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015:

For	Against	Abstain	Broker Non-Vote

27,610,980	98,722	130,254	—

Proposal 3: Shareholders approved the advisory vote on Executive compensation:

For	Against	Abstain	Broker Non-Vote

24,537,469	1,333,449	915,553	1,053,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: November 21, 2014	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel & Secretary